UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2013

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the retirement of Drew K. Hostetter, the Executive Vice President and Chief Financial Officer of Susquehanna Bancshares, Inc. (“Susquehanna”), effective December 31, 2013, the Compensation Committee of the Board of Directors of Susquehanna (the “Board”) approved the following actions on December 9, 2013:

•	Acceleration of the vesting of the $500,000 one-time special addition to Mr. Hostetter’s Supplemental Executive Retirement Plan, as amended and restated, effective as of January 1, 2012 (the “SERP”), awarded in 2012, which was subject to vesting until Mr. Hostetter reached age 65;

•	Acceleration of all unvested annual earnings credits under the SERP; and

•	Inclusion of all bonus amounts earned, previously deferred or to be paid to Mr. Hostetter as earnings for purposes of Mr. Hostetter’s annual earnings credit under the SERP.

On December 10, 2013, the Board approved an amendment to the employment agreement by and between Susquehanna and William J. Reuter, to extend the potential term of the employment agreement until the last business day of the calendar year in which Mr. Reuter turns age 66. The amendment is attached hereto as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2013, the Board approved and adopted amendments to Susquehanna’s Amended and Restated By-Laws (the “By-Laws”), which amendments are effective immediately. These changes reflect current governance practices and developments in Pennsylvania law, conform certain By-Laws provisions to Pennsylvania law, and clarify certain language to make the By-Laws easier to navigate. In addition to nonsubstantive clerical, administrative and typographical edits, the By-Laws reflect the following changes:

•	amend Section 2.4 to clarify the requirements for notice of annual and special meetings of shareholders;

•	amend Section 2.6 to clarify the requirements for a quorum and the number of votes required for shareholder action to a standard of the “majority of votes cast”;

•	add Section 2.7 to clarify procedures regarding adjournments;

•	amend Section 2.8 to permit telephone and Internet transmission of proxies;

•	amend Section 2.10 to allow the Board to fill vacancies in the judges of election in advance of a meeting of shareholders;

•	amend Section 2.11 and remove related provisions limiting the age of a director and setting forth share ownership requirements for directors, which are now incorporated into Susquehanna’s governance policies;

•	amend Section 3.2 to remove references to a classified Board, which Susquehanna has previously eliminated;

•	amend Section 3.3 to clarify the Board vote required to fill vacancies on the Board;

•	amend Section 3.6 to clarify that management of the business is by or under the authority of the Board;

•	amend Section 3.11 to clarify the authority of committees;

•	amend Section 3.12 and Section 3.13 to allow for Board meetings and written consents of the Board and its committees to be held or obtained using electronic means;

•	amend Article IV to clarify the titles and descriptions of duties for the offices provided to be consistent with current practice;

•	amend Section 5.2 to clarify the signatures required on stock certificates;

•	amend Section 5.5 to reflect current practices regarding the procedures for the transfer of shares;

•	amend Section 5.6 to clarify the procedure for setting record dates for meetings or the payment of dividends to shareholders;

•	amend Section 5.8 to reflect procedures regarding lost share certificates;

•	amend Section 7.2 to permit notices to directors or shareholders to be given by mail or electronic communication;

•	amend Section 7.4 to clarify the requirements for the contents of a waiver of notice of meetings requiring the general nature of the business of a special meeting to be specified in the waiver;

•	add Section 9.1 to reflect best practices by including the super majority voting requirement to amend the By-Laws, consistent with Susquehanna’s charter;

•	remove outdated provisions regarding setting of reserve funds by the Board, sending financial statements to shareholders and signing checks by officers.

The preceding summary should be read in conjunction with, and is qualified in its entirety by reference to, the By-Laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Amended and Restated By-Laws

99.1	First Amendment to Employment Agreement, dated as of December 10, 2013, by and between Susquehanna Bancshares, Inc. and William J. Reuter

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/s/ Carl D. Lundblad
Carl D. Lundblad
Senior Vice President, Chief Legal and Administrative Officer

Dated: December 13, 2013